Exhibit 10.1

CONSULTING AND SEPARATION AGREEMENT

This Consulting and Separation Agreement (this “Agreement”), dated as of May 3, 2023 (the “Execution Date”), is made by and among BrightView Landscapes, LLC (the “Company”), Andrew V. Masterman (“Executive”), and, solely for purposes of Sections 1(C) and (G), BrightView Holdings, Inc. (“Parent”).

WHEREAS, Executive is currently employed with the Company pursuant to the terms of an employment letter agreement dated as of July 2, 2018 (the “Employment Letter”); and

WHEREAS, Executive and the Company have mutually agreed that Executive’s employment with the Company will terminate effective as of the Termination Date (as defined below) and that prior to the Termination Date, Executive will remain employed by the Company pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the recitals, promises, and other good and valuable consideration specified herein, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1.	Termination of Employment; Severance Payments; Consulting Period.

A.	Termination Date and Termination of Employment. Executive’s employment with the Company will terminate effective as of May 31, 2023 (the “Termination Date”). For the avoidance of doubt, the Company acknowledges and agrees that the Company is not terminating Executive’s employment for Cause as defined in Section 2(d) of the Employment Letter. Effective as of the Termination Date, Executive’s service as a member of the Company’s board of directors (the “Board”) and any other position as an officer or director with the Company and any of the Company’s affiliates shall terminate. Executive acknowledges and agrees that Executive shall execute any necessary documents to effectuate the foregoing.

B.	Severance Payment; Severance Entitlements. In connection with Executive’s termination of employment on the Termination Date, Executive will be entitled to (i) any accrued but unpaid base salary through the Termination Date, (ii) unused but accrued vacation as of the Termination Date in accordance with company policy, (iii) any unpaid or unreimbursed business expenses incurred as of the Termination Date in accordance with company policy, and (iv) any benefits as provided under the terms of any employee benefit plan of the Company, Parent and each of the Company’s and Parent’s subsidiaries (collectively, the “Company Group”) (excluding any employee benefit plan providing severance or similar benefits) (collectively, the “Accrued Obligations”), in each case, in accordance with the terms of such plan and applicable law. In addition, in accordance with Section 2(e) of the Employment Letter and this Section 1(B), Executive shall also be provided with: (w) cash severance (the “Severance Payments”) equal to $950,000 (one times (1x) Executive’s current annual base salary), which Severance Payments shall be payable in accordance with the Company’s usual payroll practices in equal installments over the 12-month period following the Termination Date (the “Severance Period”), with the first such installment to be paid on the first payroll date after the seven day revocation period described in Section 2(D) has expired without Executive revoking this Agreement; (x) Executive’s entire annual bonus for the fiscal year ending September 2023 based on the Company’s actual achievement of applicable performance metrics, which bonus shall be paid to Executive at such time as bonuses are paid to other senior executives of the Company with respect to such fiscal year; (y) if Executive and any of Executive’s eligible dependents, in each case, who participate in the Company’s medical plan as of the date of termination, timely elect COBRA coverage under such plan, the Company shall pay directly, or reimburse Executive for, a portion of such COBRA premiums (on a monthly basis) equal to the employer portion of the premium for active employees for an additional period equal to the lesser of (I) eighteen (18) months following the Termination Date and (II) the date on which Executive becomes eligible for coverage under the medical plan of a subsequent employer with respect to the corresponding benefit provided hereunder; and (z) the Company shall provide outplacement services for a period of twelve (12) months following the Termination Date, at a level commensurate with Executive’s position and in accordance with the Company’s practices, in an amount not to exceed $7,500. The payment(s) and other benefits provided pursuant to this Section 1(B) are being made in full discharge of any and all liabilities and obligations of the Company Group to Executive, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under the Employment Letter, and any other alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between Executive and the Company.

C.	Continued Vesting of Certain Unvested Equity Awards; Forfeiture of All Other Unvested Equity Awards on Execution Date. Other than as provided in this Section 1(C), all unvested restricted stock units (“RSUs”), stock options (“Options”) that are unvested, and unvested performance stock units with respect to shares of Parent’s common stock held by Executive on the Execution Date are hereby forfeited without consideration paid therefore effective as of the Execution Date, provided that 162,777, 27,213, and 33,748 time-vesting RSUs that are scheduled to vest on November 18, 19, and 22, 2023, respectively (the “Vesting Dates” and such RSUs the “Remaining Awards”), shall remain outstanding and eligible to vest on the Vesting Dates (except as provided in Section 1(G) of this Agreement), subject to Executive’s (i) continued compliance with this Agreement and any restrictive covenants Executive is a party to with any member of the Company Group and (ii) execution and non-revocation of this Agreement and a bring-down release (attached as Exhibit A hereto) on or immediately following the Termination Date. The post-termination exercise period for any vested Option will commence on the date on which Executive’s employment with the Company terminates (including any such date of termination that precedes the Termination Date) and end on the 90th day following such date of termination. Executive’s participation in the Company’s Executive Savings Plan shall terminate as of the Termination Date and Executive shall receive a refund of his account balance thereunder in accordance with the applicable terms of the Executive Savings Plan.

D.	Consulting Period; Consulting Services. During the one (1)-month period commencing on the day immediately following the Termination Date, subject to Executive’s execution and non-revocation of a bring-down release on or immediately following the Termination Date, Executive agrees to serve in good faith as a non-employee consultant for the Company on the terms and subject to the conditions of this Section 1 (such period, the “Consulting Period” and the final date of such period, the “Consulting Period Termination Date”). During the Consulting Period, Executive shall, from time to time, engage in those consulting services and activities as reasonably requested by the Board or Interim Chief Executive Officer (the “Interim CEO”) in the Board’s or Interim CEO’s reasonable discretion (such services and activities, the “Consulting Services”), and Executive agrees to be reasonably available for such purpose, at such times and places as mutually agreed upon by Executive and the Board or Interim CEO. Executive acknowledges and agrees that the Consulting Services will be of an advisory nature only and that Executive will have no power of decision with respect to any matters which are the subject of the Consulting Services and will not have any responsibility in connection with the active management of the Company.

E.	Consulting Fee. In exchange for Executive’s provision of the Consulting Services, Executive shall be paid a consulting fee equal to one (1) month of Executive’s current annual salary (i.e., $79,166) (the “Consulting Fee”). The Consulting Fee shall be paid to Executive by the Company in equal biweekly installments during the Consulting Period. In addition, the Company shall reimburse Executive for all out-of-pocket expenses reasonably incurred by Executive in performing the Consulting Services; provided, that such expenses are incurred with the prior approval of the Company, and Executive provides the Company with an itemized invoice of the expenses incurred.

F.	Acknowledgements; Authority. Executive acknowledges that, as a consultant during the Consulting Period, Executive shall be an independent contractor and, by virtue of Executive being an independent contractor, shall not be eligible to actively participate in or accrue benefits under any employee benefit plan or program offered by the Company to its employees; provided, that subject to the terms of this Agreement, Executive shall continue to receive the benefits set forth in Section 1 hereof. Executive and the Company further agree that, during the Consulting Period, Executive shall be an independent contractor for purposes of all federal, state and local laws governing worker’s compensation insurance. In performing the Consulting Services, Executive shall have no authority to act as an agent of the Company, except on authority specifically so delegated in writing, and Executive shall not represent to the contrary to any person, and shall only consult, render advice and perform such tasks as Executive deems necessary to achieve the results specified by the Company.

G.	Termination Prior to the Consulting Period Termination Date. If the Company terminates Executive’s employment or service to the Company prior to the Consulting Period Termination Date, assuming Executive has not revoked this Agreement or the bring-down release, Executive will be entitled to the benefits enumerated in Section 1(B) of this Agreement and the Consulting Fee; provided, however, that if the termination of Executive’s employment or service during such period by the Company is a termination for Cause as defined in Section 2(d) of the Employment Letter, Executive shall only be entitled to the Accrued Obligations. If Executive voluntarily terminates Executive’s services to the Company prior to the expiration of the Consulting Period, Executive shall not be entitled to any unpaid portion of the Consulting Fee, but, for the avoidance of doubt, upon such termination (i) Executive shall be entitled to the benefits enumerated in Section 1(B), (ii) the Remaining Awards shall continue to vest as provided in Section 1(C), (iii) Executive shall not forfeit his vested Options, and (iv) the release in Section 2 will remain in full force and effect.

H.	Taxes. Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable, or benefits provided, to Executive under the Agreement. Notwithstanding any other provision of the Agreement, the Company may withhold from amounts payable under the Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations with respect to any amounts payable, or benefits provided, to Executive under the Agreement and report on any applicable federal, state, local or foreign tax reporting form any income to Executive determined by the Company as resulting from such amounts payable or benefits provided hereunder; provided, that the Company shall not withhold such amounts from the Consulting Fee or any other payments due solely as a result of Executive providing non-employee services to the Company Group.

I.	Satisfaction of Claims. The receipt and satisfaction of the payment obligations described in this Section 1 is acknowledged as full and final payment, accord and satisfaction of any and all potential claims described in Section 2 of this Agreement against the Company Releasees (as defined below), except for those claims not being released by Executive under Section 2.

2.	Release of Claims.

A.	For and in consideration of the entitlements and payments described in Section 1 of this Agreement and the right to perform Consulting Services described in Section 1 of this Agreement, Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company Group and its past, current and future affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Executive, including, without limitation, in connection with or in relationship to Executive’s employment or other service relationship with the Company, and any applicable employment, compensatory or equity arrangement with the Company (including, without limitation, the Employment Letter), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce this Agreement or as a shareholder in Parent or the holder of vested Options under the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company or any of its affiliates, (iii) any rights Executive may have for indemnification (including advancement of expenses) from Parent, the Company or any of its affiliates and coverage under that July 2, 2018 Indemnification Agreement between Parent and Executive, Parent’s bylaws, as amended from time to time, the Company’s operating agreement, as amended from time to time, and any applicable insurance including directors’ and officers’ liability insurance policies, and (iv) any claims that may not be waived by law.

B.	Notwithstanding the generality of Section 2(A) above, the Released Claims include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act or the Pennsylvania Human Relations Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

C.	THIS MEANS THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT EXCEPT WITH RESPECT TO CLAIMS NOT RELEASED BY EXECUTIVE IN THIS SECTION 2. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS SECTION 2 SHALL PREVENT EXECUTIVE FROM (1) INITIATING OR CAUSING TO BE INITIATED ON HIS BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HIS CLAIMS UNDER ADEA CONTAINED IN THIS SECTION 2 (BUT NO OTHER PORTION OF SUCH WAIVER); OR (2) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA.

D.	Executive represents that he has read carefully and fully understands the terms of this Agreement, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement. Executive acknowledges and agrees that he is executing this Agreement willingly, voluntarily and knowingly, of his own free will, in exchange for the entitlements and payments described in Section 1 of this Agreement and the right to perform Consulting Services described in Section 1 of this Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Agreement, other than those set forth in this Agreement. Executive acknowledges that he could take up to twenty-one (21) days to consider whether he wants to sign this Agreement and that the ADEA gives him the right to revoke this Agreement within seven (7) days after it is signed, and Executive understands that he will not receive any payments or benefits under this Agreement until such seven (7) day revocation period has passed and then, only if he has not revoked this Agreement. To the extent Executive has executed this Agreement within less than twenty-one (21) days after its delivery to him, Executive hereby waives the twenty-one (21) day period and acknowledges that his decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.

E.	The Company acknowledges that, as of the date its designated representative executes the Agreement, the Board (i) has no present intention of seeking redress against Executive with respect to and (ii) has not received written notice from any third party for which the Company would seek redress against Executive relating to, any common law or statutory complaint, claim, charge, or cause of action, whether in law or in equity, against Executive arising out of or in any way related to Executive’s employment with, or resignation from, the Company, or in any other capacity he may have served in with respect to any member of the Company Group. Executive acknowledges and agrees that the foregoing acknowledgment of the Company does not constitute a waiver or release of claims in favor of Executive.

3.	Sole Right to Claims; No Other Claims. Executive represents and warrants that no other person or entity had or has any interest in the claims referred to in this Agreement; that Executive has the sole right and exclusive authority to execute this Agreement; that Executive has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement; that Executive has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency; that Executive has been properly paid for all hours worked for the Company with the exception of the final payroll for the period through and including the Termination Date (or any earlier termination date); that, other than the payments referred to herein, Executive has received all commissions, bonuses and other compensation due to Executive and Executive has not engaged in any unlawful conduct relating to the Company’s business.

4.	No Admission of Liability. Executive acknowledges and understands that the consideration referred to herein is provided without admission or concession by the Company of any violation of any law or liability to Executive; and that said consideration provides Executive with valuable benefits in addition to any to which Executive already is entitled under the Company’s employee benefit plans or otherwise. The Company acknowledges that Executive is entering into this Agreement without admission or concession by Executive of any violation of any law or liability to the Company.

5.	No Other Consideration; Return of Property. Executive acknowledges and agrees that no consideration other than as provided for in this Agreement has been or will be paid or furnished by the Company (other than any payments or benefits not released by Executive in Section 2 of this Agreement); Executive will make no claim and hereby waives any right Executive may now have or may hereafter have, based upon any alleged oral alteration, amendment, modification or any other alleged change in this Agreement; and that Executive understands and has freely and voluntarily entered into and executed this Agreement. By the Termination Date (or any earlier termination date), Executive must return all property of the Company and its affiliates, including identification cards or badges, user logins and passwords for the Company’s subscription services, issued devices, keys, laptops, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files such as research binders, and any work product in Executive’s possession obtained or created pursuant to Executive’s employment with the Company over the years; provided, that, Executive may retain Executive’s Company-provided mobile phone and the associated mobile phone number, Company-provided laptop computer and Company-provided iPad following the date of termination (after all Company data has been removed from such cell phone, laptop computer and iPad as determined by the Company, it being understood such data shall not be removed prior the date of termination and that any contact lists shall not be removed). Executive will be responsible for all charges for such mobile phone number after his employment with the Company terminates.

6.	Restrictive Covenants. Sections 4 and 5 of the Employment Letter are incorporated by reference into this Agreement and remain in full force and effect in accordance with their terms. Notwithstanding anything to the contrary contained in this Agreement or the Employment Letter, nothing in this Agreement or the Employment Letter shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (each, a “Governmental Entity”) with respect to possible violation of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with the applicable law. Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to any attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade seal under seal and does not disclose the trade secret, except pursuant to court order. Executive does not need the prior authorization of (or give notice to) any member of the Company Group regarding any such communication or disclosure. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by any member of the Company Group’s attorney-client privilege or attorney work product without prior written consent of such member of the Company Group.

7.	Applicable Law; Forum; Waiver of Jury Trial: ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA. EACH OF THE PARTIES HERETO HEREBY (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT; (II) AGREES THAT THE SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PERSON’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN THE COMMONWEALTH OF PENNSYLVANIA WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH HEREIN IN THE IMMEDIATELY PRECEDING CLAUSE (I); AND (III) IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM) ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA, OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS AND INSTRUMENTS DELIVERED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.	Severability. In case any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and unimpaired thereby and shall remain in full force and effect to the fullest extent permitted by law.

9.	Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Executive hereby acknowledges that (a) Executive has read this Agreement, (b) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or that Executive has voluntarily declined to seek such counsel, (c) Executive understands the terms and consequences of this Agreement and of the releases it contains, and (d) Executive is fully aware of the legal and binding effect of this Agreement.

10.	Counterparts. This Agreement may be signed in counterpart originals with the same force and effect as though a single original were executed.

11.	Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of the Agreement, and the Agreement supersedes all prior agreements among the parties with respect to the subject matter covered herein, whether written or oral.

* * * *

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BRIGHTVIEW LANDSCAPES, LLC

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Solely for purposes of Sections 1(C) and (G):

BRIGHTVIEW HOLDINGS, INC.

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

[Signature Page to Consulting and Separation Agreement]

EXECUTIVE

/s/ Andrew V. Masterman
Andrew V. Masterman

[Signature Page to Consulting and Separation Agreement]

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

This Release and Waiver of Claims (“Release”) is entered into as of _______________ ___, 2023 (the “Effective Date”) by Andrew Masterman (“Executive”) and delivered to BrightView Landscapes, LLC (the “Company”). Reference is made to the Consulting and Separation Agreement (the “Consulting and Separation Agreement”) dated May 3, 2023, by and among Executive, the Company and Parent. Capitalized terms not defined in this Release shall have the meanings ascribed to such terms in the Consulting and Separation Agreement.

WHEREAS, The employment relationship between Executive and the Company terminated on May 31, 2023 (the “Termination Date”).

WHEREAS, As set forth in the Consulting and Separation Agreement, and in consideration for the mutually agreed covenants therein, Executive agrees as follows:

1.	Release of Claims.

A.	For and in consideration of the entitlements and payments described in Section 1 of the Consulting and Separation Agreement and the right to perform Consulting Services described in Section 1 of the Consulting and Separation Agreement, Executive hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company Group and its past, current and future affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or his agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law, admiralty or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Executive, including, without limitation, in connection with or in relationship to Executive’s employment or other service relationship with the Company, and any applicable employment, compensatory or equity arrangement with the Company (including, without limitation, the Employment Letter), any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce this Release of the Consulting and Separation Agreement or as a shareholder in Parent or the holder of vested Options under the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan, (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company or any of its affiliates, (iii) any rights Executive may have for indemnification (including advancement of expenses) from Parent, the Company or any of its affiliates and coverage under that July 2, 2018 Indemnification Agreement between Parent and Executive, Parent’s bylaws, as amended from time to time, the Company’s operating agreement, as amended from time to time, and under any applicable insurance including but not limited to directors’ and officers’ liability insurance policies, and (iv) any claims that may not be waived by law.

B.	Notwithstanding the generality of Section 1(A) above, the Released Claims include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act or the Pennsylvania Human Relations Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (b) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

C.	THIS MEANS THAT, BY SIGNING THIS RELEASE, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS RELEASE EXCEPT WITH RESPECT TO CLAIMS NOT RELEASED BY EXECUTIVE IN THIS SECTION 1. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS SECTION 1 SHALL PREVENT EXECUTIVE FROM (1) INITIATING OR CAUSING TO BE INITIATED ON HIS BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HIS CLAIMS UNDER ADEA CONTAINED IN THIS SECTION 1 (BUT NO OTHER PORTION OF SUCH WAIVER); OR (2) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA.

D.	Executive represents that he has read carefully and fully understands the terms of this Release, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Release. Executive acknowledges and agrees that he is executing this Release willingly, voluntarily and knowingly, of his own free will, in exchange for the entitlements and payments described in Section 1 of the Consulting and Separation Agreement and the right to perform Consulting Services described in Section 1 of the Consulting and Separation Agreement, and that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Release, other than those set forth in this Release. Executive acknowledges that he could take up to twenty-one (21) days to consider whether he wants to sign this Release and that the ADEA gives him the right to revoke this Release within seven (7) days after it is signed, and Executive understands that he will not receive any payments or benefits under the Consulting and Separation Agreement until such seven (7) day revocation period has passed and then, only if he has not revoked this Release. To the extent Executive has executed this Release within less than twenty-one (21) days after its delivery to him, Executive hereby waives the twenty-one (21) day period and acknowledges that his decision to execute this Release prior to the expiration of such twenty-one (21) day period was entirely voluntary.

2.	Sole Right to Claims; No Other Claims. Executive represents and warrants that no other person or entity had or has any interest in the claims referred to in this Release; that Executive has the sole right and exclusive authority to execute this Release; that Executive has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Release; that Executive has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency; that Executive has been properly paid for all hours worked for the Company with the exception of the final payroll for the period through and including the Termination Date (or any earlier termination date); that, other than the payments referred to herein, Executive has received all commissions, bonuses and other compensation due to Executive and Executive has not engaged in any unlawful conduct relating to the Company’s business.

3.	No Admission of Liability. Executive acknowledges and understands that the consideration referred to herein is provided without admission or concession by the Company of any violation of any law or liability to Executive; and that said consideration provides Executive with valuable benefits in addition to any to which Executive already is entitled under the Company’s employee benefit plans or otherwise. The Company acknowledges that Executive is entering into this Release without admission or concession by Executive of any violation of any law or liability to the Company.

4.	Voluntary Execution of Agreement. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Executive hereby acknowledges that (a) Executive has read this Release, (b) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or that Executive has voluntarily declined to seek such counsel, (c) Executive understands the terms and consequences of this Release and of the releases it contains, and (d) Executive is fully aware of the legal and binding effect of this Release.

5.	Counterparts. This Release may be signed in counterpart originals with the same force and effect as though a single original were executed.

6.	Entire Agreement. This Release and the Consulting and Separation Agreement constitute the entire agreement of the parties hereto with respect to the subject matter of the Release and Consulting and Separation Agreement, and this Release and the Consulting and Separation Agreement supersedes all prior agreements between the parties with respect to the subject matter covered herein, whether written or oral.

* * * *

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BRIGHTVIEW LANDSCAPES, LLC

By:
Name:
Title:

EXECUTIVE

Andrew V. Masterman